SCHEDULE 14A

(RULE 14A)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LIGHTPATH TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than The Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

LightPath Technologies, Inc.

Annual Meeting of Stockholders

October 27, 2006

Notice and Proxy Statement

September 27, 2006

Dear LightPath Stockholder:

I am pleased to invite you to the Annual Meeting of the stockholders of LightPath Technologies, Inc. The meeting will be held on Friday, October 27, 2006 at 11:00 a.m. (local time - EST) at our corporate headquarters, 2603 Challenger Tech Court, Suite 100, Orlando, Florida 32826.

At the meeting, you and the other stockholders will be asked to elect directors. You will also have the opportunity to hear what has happened in our business in the past year and to ask questions.

The enclosed Notice and Proxy Statement contain details concerning the foregoing items and any other business to be conducted at the Annual Meeting. Other detailed information about LightPath and its operations, including its audited financial statements, are included in our Annual Report on Form 10-K, a copy of which is enclosed. We urge you to read and consider these documents carefully.

We hope you can join us at the meeting. Whether or not you expect to attend, please read the enclosed Proxy Statement, mark your votes on the enclosed proxy card, sign and date it, and return it to us in the enclosed postage-paid envelope. Your vote is important, so please return your proxy card promptly.

Sincerely,

Robert Ripp Chairman of the Board

Corporate Headquarters

2603 Challenger Tech Court, Suite 100 * Orlando, Florida USA 32826 * 407-382-4003

LIGHTPATH TECHNOLOGIES, INC.

2603 Challenger Tech Court, Suite 100

Orlando, Florida USA 32826

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Friday, October 27, 2006

Dear Stockholder,

You are cordially invited to attend the Annual Meeting of Stockholders of LightPath Technologies, Inc., a Delaware corporation (the “Company”). The meeting will be held on Friday, October 27, 2006 at 11:00 a.m. local time (EST) at our corporate headquarters, 2603 Challenger Tech Court, Suite 100, Orlando, Florida 32826, for the following purposes:

1.	To elect three directors (Class II directors) to the Company’s Board of Directors;

2.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is September 18, 2006. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

Kenneth Brizel Chief Executive Officer Orlando, Florida September 27, 2006

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, if a broker holds your shares of record, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To be held October 27, 2006

LIGHTPATH TECHNOLOGIES, INC.

2603 Challenger Tech Court, Suite 100

Orlando, Florida USA 32826

Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of LightPath Technologies, Inc., a Delaware corporation (the “Company”), for the use at the Annual Meeting of Stockholders to be held Friday, October 27, 2006 at 11:00 a.m., or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s headquarters, located at 2603 Challenger Tech Court, Suite 100, Orlando, Florida 32826.

References in this proxy statement to “LightPath”, “we”, “us”, “our”, or the “Company” refers to LightPath Technologies, Inc.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of LightPath Technologies, Inc. is soliciting your proxy to vote at the Annual Meeting of Stockholders to be held on Friday, October 27, 2006 at 11:00 a.m. local time at our corporate headquarters, 2603 Challenger Tech Court, Suite 100, Orlando, Florida 32826. You are invited to attend the Annual Meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to mail this proxy statement and accompanying proxy card on or about September 27, 2006 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on September 18, 2006 will be entitled to vote at the Annual Meeting. On this record date, there were 4,471,088 shares (including all restricted stock awards at such date) of Class A common stock (our only class of common stock) outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on September 18, 2006, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer and Trust Co., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted. Even if you fill out and return your proxy, you may still vote in person if you are able to attend the meeting.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on September 18, 2006 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

The only matter scheduled for a vote is:

1. The election of three directors (the Class II directors) to our Board of Directors

A vote may also be held on any other business as may properly come before the Annual Meeting or any postponement or adjournment thereof, although there is no other business anticipated to come before the Annual Meeting.

How do I vote?

With regard to the election of directors, you may vote “For” all nominees listed or you may “Withhold Authority” for any or all of the nominees. For all other matters, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from LightPath. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of September 18, 2006.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” all proposals outlined in this Proxy, including “For” each of the nominees for director. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

LightPath will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

What is “householding”?

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means convenience for security holders and cost savings for companies.

A number of brokers with account holders who are LightPath stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker and also notify us by sending your written request to Investor Relations, LightPath Technologies, Inc., 2603 Challenger Tech Court, Suite 100, Orlando, Florida USA 32826 or by calling Investor Relations at 407-382-4003, ext. 314. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should also contact their broker and notify us in writing or by telephone.

Can I revoke or change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to LightPath’s Secretary at 2603 Challenger Tech Court, Suite 100, Orlando, Florida USA 32826.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

How are votes counted?

Votes will be counted by the inspector of elections appointed for the meeting, who will separately count “For”, “Against” and “Withhold Authority” votes, abstentions and broker non-votes. A broker “non-vote” occurs when a nominee/broker holding shares for a beneficial owner does not vote on a particular proposal because the nominee/broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

How many votes are needed to approve the proposals?

With regard to Proposal No. 1 (election of directors), the three nominees receiving a plurality of the votes cast at the meeting will be elected as directors of the Company. A properly executed proxy marked “Withhold Authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares of Class A common stock entitled to vote is represented by votes at the meeting or by proxy. On the record date, there were 4,471,088 outstanding shares (including all restricted stock awards at such date) entitled to vote. Thus 2,235,545 must be represented by votes at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. LightPath will subsequently either include the final voting results in its quarterly report on Form 10-Q or issue a general press release after the meeting indicating whether the stockholders have approved the proposals or not.

When are stockholder proposals for the 2007 Annual Meeting due?

Stockholders interested in presenting a proposal to be considered for inclusion in next year’s proxy statement and form of proxy may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), and the Company’s By-laws. To be considered for inclusion, stockholder proposals must be submitted in writing to the Corporate Secretary, LightPath Technologies, Inc., 2603 Challenger Tech Court, Suite 100, Orlando, Florida USA 32826 before May 30, 2007, which is 120 calendar days prior to the anniversary of the mailing date of this proxy statement, and must be in compliance with all applicable laws and regulations.

If a stockholder wishes to present a proposal at the 2007 Annual Meeting, but the proposal is not intended to be included in the Company’s proxy statement relating to the meeting, the stockholder must give advance notice to the Company prior to the deadline for such meeting determined in accordance with the By-laws (the “By-law Deadline”). Under the Company’s By-laws, in order for a proposal to be timely, it must be received by the Company no later than 60 days, nor earlier than 90 days, prior to the annual meeting date. If a stockholder gives notice of such a proposal after the By-law Deadline, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

Furthermore, Rule 14a-4 under the Securities Exchange Act also establishes a different deadline for submission of stockholder proposals that are not intended to be included in the Company’s proxy statement with respect to discretionary voting (the “Discretionary Vote Deadline”). The Discretionary Vote Deadline for the 2007 Annual Meeting is August 13, 2007 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the 2007 Annual Meeting. A properly submitted proposal received after the Discretionary Vote Deadline but before the By-law Deadline would be eligible to be presented at the annual meeting, however, the Company believes that its proxy holders would be allowed to use the discretionary authority granted by the proxy card to vote against the proposal at the meeting without including any disclosure of the proposal in the proxy statement relating to such meeting.

How do I get a copy of the exhibits filed with the Company’s Form 10-K?

A copy of the Company’s Annual Report for 2006, which contains the Company’s Form 10-K for the fiscal year ended June 30, 2006, and consolidated financial statements, has been delivered to you with this Proxy Statement. The Company will provide to any stockholder as of the Record Date, who so specifically requests in writing, a copy of the exhibits filed with the Company’s Form 10-K. Requests for such copies should be directed to Investor Relations at 2603 Challenger Tech Court, Suite 100, Orlando, Florida USA 32826. In addition, copies of all exhibits filed electronically by the Company may be reviewed and printed from the Securities and Exchange Commission (“SEC”) website at http://www.sec.gov under the EDGAR archives section.

Where can I get information regarding how to send communications to the Board of Directors and the Company’s policy regarding Board member’s attendance at annual meetings?

The Board of Directors provides a process for stockholders to send communications to the Board of Directors and has adopted a policy regarding Board member’s attendance at annual meetings. Information regarding these matters is contained on the Company’s website at http://www.lightpath.com under “Investor Relations,” “FAQs,” questions number 9 and 10.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

LightPath’s Board of Directors is divided into three classes, denoted as Class I, Class II and Class III, serving staggered three-year terms with one class elected each year at the annual meeting. The current Board of Directors consists of:

Class I (term expiring in 2007)	Class II (term expiring in 2006)	Class III (term expiring in 2008)

Robert Ripp Robert Bruggeworth	Sohail Khan Kenneth Brizel Dr. Steven Brueck	Louis Leeburg Gary Silverman

At the 2006 annual meeting of stockholders, three directors (the Class II directors) are to be elected to serve a three-year term or until their successors have been duly elected and qualified. Pursuant to the Company’s Certificate of Incorporation and By-laws, the current Board of Directors or the stockholders may nominate persons for election to the Board of Directors. In accordance with such governing documents and upon the recommendation of the Board of Directors, the following individuals, each of whom is a current member of the Board of Directors, have been nominated to serve as Class II directors to serve a three-year term or until their successors have been duly elected and qualified:

Sohail Khan

Kenneth Brizel

Dr. Steven Brueck

The individuals named as proxies will vote the enclosed proxy “FOR” the election of all nominees unless you direct them to withhold your votes. If any nominee becomes unable or unwilling to serve as a director before the Annual Meeting, an event which is not presently anticipated, discretionary authority may be exercised by the persons named as proxies to vote for substitute nominees proposed by the Board of Directors, or, if no substitute is selected by the Board of Directors prior to or at the Annual Meeting, for a motion to reduce the present membership of the Board to the number of nominees available.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR”

THE ELECTION OF ALL NOMINEES

Below are the names and ages of the directors, the years they became directors, their principal occupations or employment for at least the past five years and certain of their other directorships.

Class I Directors Continuing in Office Until the 2007 Annual Meeting

Robert Ripp, 65 Director (Chairman of the Board)	Mr. Ripp has served as Chairman of LightPath since November 1999. During portions of fiscal year 2002 he also served as the Company’s Interim President and Chief Executive Officer. Mr. Ripp was Chairman and CEO of AMP Incorporated from August 1998 until April 1999, when AMP was sold to TYCO International Ltd. Mr. Ripp held various executive positions at AMP from 1994 to August 1999. Mr. Ripp previously spent 29 years with IBM of Armonk, NY. He held positions in all aspects of operations within IBM culminating in the last four years as Vice President and Treasurer and he retired from IBM in 1993. Mr. Ripp graduated from Iona College and received a Masters of Business Administration degree from New York University. Mr. Ripp is currently on the board of directors of Ace, Ltd., and PPG Industries, all of which are listed on the New York Stock Exchange. Mr. Ripp also serves on the Company’s Compensation and Finance Committees.

Robert Bruggeworth, 45 Director	Mr. Bruggeworth has served as a Director of LightPath since May 2001. Mr. Bruggeworth is currently President, CEO and a director of RF Micro Devices, which he joined in 1999. RF Micro Devices is listed on the Nasdaq National Market. From 1983 until 1999 he held various positions with AMP Incorporated. When he left AMP he was a Divisional Vice President for Global Computer and Consumer Electronics in Hong Kong. Mr. Bruggeworth is a graduate of Wilkes University with a Bachelor of Science degree in Electrical Engineering. Mr. Bruggeworth also serves on the Company’s Finance Committee.

Nominees for Election to a Three-Year Term (Class II Directors)

Sohail Khan, 52 Director	Mr. Khan has served as a Director of LightPath since February 2005. Mr. Khan is currently Entrenpeur in Residence and Operating Partner of Bessemer Venture Partners, a venture capital group focused on technology investments. From 1996 to the 2006 he held various executive positions with Agere Systems/Lucent Technologies ending as Executive Vice President and Chief Strategy & Development Officer of Agere Systems.. Mr. Khan is currently on the board of directors of Sandbridge Technologies, a private venture funded company. Mr. Khan received a Bachelor of Science degree in Electrical Engineering from the University of Engineering and Technology in Pakistan. Additionally, he received a Masters of Business Administration from the University of California at Berkeley. Mr. Khan also serves on the Company’s Compensation Committee.

Kenneth Brizel, 48 Chief Executive Officer, President and Director	Mr. Brizel has served as a Director of LightPath, and its CEO and President since July 2002. Mr. Brizel has spent 22 years in the communications and microelectronics industries. From October 2000 until July 2002 he was Senior Vice President of Strategy and Business Development for Oplink Communications. From May 1997 to October 2000, Mr. Brizel was Director of Strategic Marketing for Optoeletronics and Network Communications Integrated Circuits groups within Lucent Microelectronics. Mr. Brizel’s career includes assignments at RCA/GE, Lucent/Agere, Mostek and Star Semiconductor. His responsibilities have spanned sales, engineering, marketing strategy and business development. Mr. Brizel received his Bachelor of Science and Masters of Science degrees in Electrical Engineering from Rensselaer Polytechnic Institute in Troy, NY.

Dr. Steven Brueck, 62 Director	Dr. Brueck has served as a Director of LightPath since July 2001. He is the Director of the Center for High Technology Materials (CHTM) and Professor of Electrical and Computer Engineering and Professor of Physics at the University of New Mexico in Albuquerque, New Mexico, which he joined in 1985. He is a graduate of Columbia University with a Bachelor of Science degree in Electrical Engineering and a graduate of the Massachusetts Institute of Technology where he received his Masters of Science degree in Electrical Engineering and Doctorate of Science degree in Electrical Engineering. Dr. Brueck is a fellow of the OSA, the IEEE and the AAAS. Dr. Brueck serves on the Company’s Audit Committee and is Chairman of the Company’s Technical Advisory Board.

Class III Directors Continuing in Office Until the 2008 Annual Meeting

Louis Leeburg, 53 Director	Mr. Leeburg has served as a Director of LightPath since May 1996. Mr. Leeburg is a self-employed business consultant. From 1988 until 1993 he was the Vice President for Finance of The Fetzer Institute, Inc. From 1980 to 1988 he was in financial positions with different organizations with an emphasis in investment management. Mr. Leeburg was an audit manager for Price Waterhouse & Co. until 1980. Mr. Leeburg is currently on the board of directors of BioValve Inc. and Cempra Pharmaceuticals, both are private venture capital backed companies. Mr. Leeburg received a Bachelor of Science degree in Accounting from Arizona State University. He is a member of Financial Foundation Officers Group and the treasurer and trustee for the John E. Fetzer Memorial Trust Fund and The Institute for Noetic Sciences. Mr. Leeburg also serves on the Company’s Audit and Finance Committees.

Gary Silverman, 67 Director	Mr. Silverman has served as a Director of LightPath since September 2001. Mr. Silverman is currently the managing partner of GWS Partners, established in 1995 to conduct searches for senior-level executives and board of director candidates for a broad cross section of publicly held corporations. From 1983 to 1995 he worked for Korn/Ferry International as an executive recruiter and held the position of Managing Director. He spent fourteen years with Booz, Allen & Hamilton, and his last position was Vice President and Senior Client officer and he was responsible for generation of new business, the management of client assignments and the development of professional staff. Mr. Silverman is a graduate of the University of Illinois with both a Bachelor of Science degree and Masters of Science degree in Finance. Mr. Silverman also serves on the Company’s Compensation Committee and Audit Committee.

Executive Officers Who Do Not Serve as Directors

Dorothy Cipolla, 50 Corporate Vice President, Chief Financial Officer, Secretary and Treasurer	Ms. Cipolla, 50, has been the Company’s Chief Financial Officer, Secretary and Treasurer since February 2006. Ms. Cipolla was Chief Financial Officer and Secretary of LaserSight Technologies, Inc., from March 2004 to February 2006. Prior to joining LaserSight, she served in various financial management positions. From 1994 to 1999, she was Chief Financial Officer and Treasurer of Network Six, Inc., a NASDAQ-listed professional services firm. From 1999 to 2002, Ms. Cipolla was Vice President of Finance with Goliath Networks, Inc., a privately held network consulting company. From 2002 to 2003, Ms. Cipolla was Department Controller of Alliant Energy Corporation, a regulated utility. She received a Bachelors of Science degree in Accounting from Northeastern University and is a Certified Public Accountant in Massachusetts.

James Magos, 55 Corporate Vice President of Sales and Marketing	Mr. Magos has been the Company’s Corporate Vice President of Sales and Marketing since July 2006. Prior to that he was the Company’s Senior Vice President of Sales since August 2003.From January 1999 to August 2003, Mr. Magos was Vice President and Chief Operating Officer for Cardinal Components Inc., a crystal manufacturer. Prior to joining Cardinal Components Inc., he served as Vice President of Sales & Marketing for IQ Systems, Inc., Star Semiconductor, Logic Device Corporation, Harris Semiconductors (Intersil), RCA and General Electric. Mr. Magos earned his Bachelor of Science degree in Business Management from Long Island University and extensive management training during his tenure with GE, RCA and Harris.

Edward Patton, 50 Vice President of Marketing	Mr. Patton has been the Company’s Vice President of Marketing since January 2003. He joined LightPath’s Geltech sales and marketing group in 1998. Mr. Patton has held a variety of senior positions in the photonics industry with firms that have marketed products including optics, detectors, thin-film filters, and laser diodes into such markets as medical, industrial, defense and communications. Mr. Patton has served as Vice President of Sales and Marketing at both EG&G Optoelectronics and Graseby Electro-Optics and served as President and General Manager of Graseby Infrared. Mr. Patton earned his Bachelor of Science degree in Criminal Justice from Northeastern University.

Zhouling (Joe) Wu, 42 Corporate Vice President and President of China Operations	Dr. Zhouling (Joe) Wu has been our Corporate Vice President and President of China Operations since July 2006. Prior to that he was Vice President since August 2005. Prior to joining LightPath, Dr. Wu was the General Manager for Oplink Shanghai and was the assistant to the CEO working for Oplink Communications beginning in 2000. From 1997 till 2000 Dr. Wu was an optical scientist at Lawrence Livermore National Labs and holds a PhD in optics from the Shanghai Institute of Optics and Fine Mechanics, an undergraduate degree from Tsinghua University in Beijing and executive MBA Olin School of Business, Washington

University. Dr. Wu has published 120 technical papers, one patent, and received numerous achievement awards and honors.

James Gaynor, 55 Corporate Vice President of Operations	Mr. Gaynor has been Corporate Vice President Operations since July 2006. Mr. Gaynor is a mechanical engineer with 25 years business and manufacturing experience in volume component manufacturing in electronics and optics industries. Prior to joining LightPath from August 2002 to July 2006, Mr. Gaynor was Director of Operations and Manufacturing for Puradyn Filter Technologies. Previous to that he was Vice President of Operations and General Manager for JDS Uniphase Corporation’s Transmission Systems Division. He has also held executive positions with Spectrum Control, Rockwell International and Corning Glass Works. His experience includes various engineering, manufacturing and management positions in specialty glass, electronics, telecommunications components and mechanical assembly operations. His global business experience encompasses strategic planning, budgets, capital investment, employee development, cost reduction, acquisitions and business start-up and turnaround success. Mr. Gaynor holds a Bachelor of Mechanical Engineering degree from the Georgia Institute of Technology and has worked in manufacturing industries since 1976.

Meetings of the Board of Directors and its Committees

The Board of Directors has an Audit Committee, a Compensation Committee, Finance Committee and a Technical Advisory Committee. The Board of Directors does not have a standing nominating committee. The entire Board of Directors held 11 meetings, including telephonic meetings, during fiscal year 2006. All the Directors attended 82% or more of the meetings of the Board of Directors and the meetings held by committees of the Board on which they served.

Audit Committee. The Audit Committee, which consists of Dr. Steven Brueck, Louis Leeburg (Chairman) and Gary Silverman met three times during fiscal year 2006, which meetings included discussions with management and the Company’s independent auditors to discuss the interim and annual financial statements and the annual report of the Company, and the effectiveness of the Company’s financial and accounting functions and organization. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is included as an appendix to the Company’s proxy statement filed with the SEC on September 8, 2004. The Audit Committee’s responsibilities include, among others, direct responsibility for the engagement and termination of the Company’s independent accountants, and overseeing the work of the accountants and determining the compensation for their engagement(s). The Board of Directors has determined that the Audit Committee is comprised entirely of independent members as defined under applicable listing standards set out by the SEC, the National Association of Securities Dealers (NASD) and its market, the Nasdaq Capital Market. The Board of Directors has also determined that at least one member of the Audit Committee, Mr. Leeburg, is an “audit committee financial expert” as defined by SEC rules. Mr. Leeburg’s business experience that qualifies him to be determined an “audit committee financial expert” is described above.

Compensation Committee. The Compensation Committee, which consists of Sohail Khan, Robert Ripp and Gary Silverman (Chairman), met four times during fiscal year 2006. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of certain executive officers of the Company, including the Chief Executive Officer, and also administers the Amended and Restated Omnibus Plan, pursuant to which incentive awards, including stock options, are granted to directors, officers and key employees of the Company.

Finance Committee. The Finance Committee, which consists of Robert Bruggeworth (Chairman), Louis Leeburg and Robert Ripp, met three times during fiscal year 2006. The Finance Committee reviews and provides guidance to the Board of Directors and management with respect to the Company’s significant financial policies. The full Board of Directors performed these functions in fiscal year 2006 especially with regard to matters having to do with the Company’s financing transactions concluded in March 2006.

Technical Advisory Committee. In fiscal year 2002, the Board of Directors authorized the creation of a Technical Advisory Committee, which committee periodically reviews the Company’s products and technologies. Dr. Steven Brueck serves as chairman of the Technical Advisory Committee, which did not meet in fiscal years 2006 and 2005. No other Board members serve on the Technical Advisory Committee.

All current committee members are expected to be nominated for re-election to the same committees at a Board of Directors meeting to be held following the Annual Meeting.

Nominations Process and Criteria

The Board of Directors has not considered it necessary to form a committee of the Board of Directors specifically for governance or nomination matters due to the modest scope of the Company. When a governance or nominating matter is brought to the Board of Directors for consideration, the full Board of Directors will meet to review the matter and take the appropriate action by the full Board of Directors or a subset of independent directors thereof. The Board of Directors has determined that each director, other than Mr. Brizel, meets the independence criteria for members of a nominating committee as set forth in the applicable rules of Nasdaq and the SEC. Due to the status of Mr. Brizel as the Company’s current Chief Executive Officer, he is not an independent Board member and may not specifically nominate anyone for Board membership nor vote on the matter of appointments to the Board of Directors.

Additionally, the Board of Directors believes it is not necessary to adopt criteria for the selection of directors. The Board of Directors believes that the desirable background of a new individual member of the Board of Directors may change over time and that a thoughtful, thorough process for the selection is more important than adopting criteria for directors. The Board of Directors is fully open to utilizing whatever methodology is efficient in identifying new, qualified directors when needed, including using industry contacts of the Company’s directors or professional search firms.

Any shareholder wishing to propose that a person be nominated for or appointed to the Board of Directors may submit such a proposal, according to the procedure described in the shareholder proposal section on page 5 of the question and answers, to:

Corporate Secretary

LightPath Technologies, Inc.

2603 Challenger Tech Court, Suite 100

Orlando, FL 32826

Such correspondence will be timely forwarded to the Chairman of the Audit Committee for review and consideration in accordance with the criteria described above.

The Board of Directors approved a Code of Business Conduct and Ethics on May 3, 2004. The Code applies to the Chief Executive Officer, senior financial officers and the Board of Directors. A copy of the code is posted on our website at www.lightpath.com.

Appointment of Independent Auditors

KPMG LLP has audited the Company’s financial statements since its appointment in fiscal year 1997. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The following table presents fees paid or to be paid for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements during the year ended June 30, 2006, and fees billed for other services rendered by KPMG LLP:

	Fiscal 2006	Fiscal 2005
Audit Fees (1)	$172,000	$141,000
Audit-Related Fees (2)	8,000	7,000
Tax Fees (3)	—	24,500
All Other Fees	—	—

Total All Fees	$180,000	$172,500

(1)	Audit Fees consisted of fees billed for professional services rendered for the audit of the Company’s annual financial statements and review of the interim financial statements included in quarterly reports.

(2)	Audit-Related Fees consisted principally of a review of registration statements and the issuance of accountants’ consent thereto.

(3)	Tax-Fees consisted of fees billed for professional services rendered for tax compliance.

The Audit Committee has adopted policies and procedures to oversee the external audit process including engagement letters, estimated fees and solely pre-approving all permitted non-audit work performed by KPMG. The Committee has pre-approved all fees for work performed.

The Audit Committee has considered whether the services provided by KPMG LLP as disclosed above in the captions “Audit-Related Fee”, “Tax Fees” and “All Other Fees” and has concluded that such services are compatible with the independence of KPMG LLP as the Company’s principal accountant.

For the fiscal years 2006 and 2005, the Audit Committee pre-approved all services described above in the captions “Audit Fees”, “Audit-Related Fees”, “Tax Fees” and “All Other Fees”. For fiscal year 2006 and 2005, no hours expended on KMPG LLP’s engagement to audit the Company’s financial statements were attributed to work performed by persons other than full-time, permanent employees of KMPG LLP.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for, among other things, reviewing and discussing the Company’s audited financial statements with management, discussing with the Company’s independent auditors information relating to the auditors’ judgments about the quality of the Company’s accounting principles, recommending to the Board of Directors that the Company include the audited financial statements in its Annual Report on Form 10-K and overseeing compliance with the Securities and Exchange Commission requirements for disclosure of auditors’ services and activities. At the recommendation of the Audit Committee, the Board of Directors first approved a charter for the Audit Committee on November 14, 2000, which was subsequently revised and approved by the Board on May 10, 2004.

Review Of Audited Financial Statements

The Audit Committee has reviewed the Company’s financial statements for the fiscal year ended June 30, 2006, as audited by KPMG LLP, the Company’s independent auditors, and has discussed these financial statements with management. In addition, the Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statements of Auditing Standards 61 and 90, as may be modified or supplemented. Furthermore, the Audit Committee has received the written disclosures and the letter from KPMG LLP required by the Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with KPMG LLP its independence.

Generally, the members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, or in determining auditor independence. However, the Board of Directors has determined that each member of the Audit Committee meets the independence criteria set forth in the applicable rules of Nasdaq and the SEC, and that at least one member of the Audit Committee, Mr. Leeburg, is an “audit committee financial expert” as defined by SEC rules. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management. Accordingly, the Audit Committee’s oversight does not currently provide an independent basis to determine that management has maintained procedures designed to assure compliance with accounting standards and applicable laws and regulations.

Recommendation

Based upon the foregoing review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2006, be included in the Company’s Annual Report on Form 10-K for such fiscal year.

Audit Committee: Louis Leeburg, Chairman Dr. Steven Brueck Gary Silverman

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 18, 2006, the number and percentage of outstanding shares of the Company’s Class A Common Stock, owned by: (i) each director (which includes all nominees) at such date, (ii) each of the officers named in the Summary Compensation Table below, (iii) directors and named executive officers of the Company as a group at such date, and (iv) each person known by the Company to be the beneficial owner of more than 5% of the outstanding common stock of the Company at such date.

All percentages are based on 4,471,088 shares outstanding (or deemed outstanding) at such date as explained below. The number of shares beneficially owned by each director or executive officer is determined under SEC rules, and the information is not necessarily indicative of the beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of September 18, 2006, through the exercise of any stock option or other right to purchase, such as a warrant. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. In certain instances, the number of shares listed may include, in addition to shares owned directly, shares held by the spouse or children of the person, or by a trust or estate of which the person is a trustee or an executor or in which the person may have a beneficial interest. The table that follows is based upon information supplied by the executive officer, directors and principal stockholders and a Schedule 13G filed with the SEC.

	Securities									Percent Owned (% )
	Common Stock Class A			Note	Warrants	Note	Options	Note	Total
Name and Address (1)	Restricted (2)	Note	Unrestricted
Robert Ripp, Director (3)	10,000	4	160,563	5	120,156	6	6,100		296,819	6.64
Kenneth Brizel, CEO, President & Director	—		69,250	7	—		—		69,250	1.55
Gary Silverman, Director	10,000	8	28,512	9	—		6,100		44,612	*
Louis Leeburg, Director	10,000	10	23,883	11	—		6,100		39,983	*
Sohail Khan, Director	16,450	12	6,450	13	—		6,100		29,000	*
Robert Bruggeworth, Director	10,000	14	20,075	15	—		6,100		36,175	*
Dr. Steve Brueck, Director	10,000	16	19,450	17	—		6,100		35,550	*
Dorothy Cipolla, CVP, CFO, Secretary & Treasurer	—		—		—		15,000		15,000	*
Joe Wu, CVP & President of China Operations	—		—		—		15,000		15,000	*
James Magos, CVP – Sales & Marketing	—	18	22,500		—		9,214	19	31,714	*
Edward Patton, VP – Marketing	—		7,869	20	—		9,214	20	17,083	*
Robert Reichert, Former VP Manufacturing	—		6,368		—		—		6,368	*
Robert Burrows, Former CFO	—		2,000		—		—		2,000	*
James Gaynor, CVP – Operations	—		—		—		15,000		15,000	*
All directors and named executive officers currently holding office as a group (14 persons)	66,450		358,552		120,156		100,028		645,186	14.43
Carl E. Berg	—		300,000		—		—		300,000	6.71

*	Less than one percent.

Notes:

1 -	Except as otherwise noted, each of the parties listed above has sole voting and investment power over the securities listed. The address for all directors, officers and other persons above is “in care of” LightPath Technologies, Inc., 2603 Challenger Tech Court, Suite 100, Orlando, FL 32826. The address for Mr. Berg as filed on as 13G filed August 1, 2006 is 10050 Bandley Drive, Cupertino, CA, 94014.

2 -	Restricted Stock outstanding at September 18, 2006 is issued under the Company’s Amended & Restated Omnibus Incentive Plan. Restricted Stock, as presented in this Proxy Statement, is subject to time-based vesting conditions wherein the grantee does not have free and unfettered ownership, without a substantial risk of forfeiture, unless and until the vesting conditions have been met. Therefore any shares shown in the Restricted column in the table above, are still subject to such vesting conditions or the certificates have not been issued. Shares for which all of the vesting conditions have been met and the certificate issued to the individual are shown in the Unrestricted column in the table above. See table below for information with regard to the Restricted Stock holdings of the Named Executive Officers.

3 -	Does not include 7,812 shares of Common Stock Class A and warrants to purchase 15,000 shares of Common Stock Class A which are owned by trusts for Mr. Ripp’s adult children and for which he disclaims beneficial ownership. Warrants owned by the trusts for his children are fully exercisable at a price of $48.00 per share.

4 -	Includes 3,333 restricted shares for which the restrictions fully lapse within 60 days of September 26, 2006.

5 -	Includes 11,700 restricted shares for which the restrictions fully lapse within 60 days of September 26, 2006.

6 -	Of Mr. Ripp’s warrants, 20,156 are exercisable at $48.00 per share and 100,000 are exercisable at $3.20 per share.

7 –	These shares are held jointly by Mr. Brizel with his spouse and he claims beneficial ownership thereof. – Includes 12,500 restricted shares for which the restrictions fully lapse within 60 days of September 26, 2006.

8 –	Includes 3,333 restricted shares for which the restrictions fully lapse within 60 days of September 26, 2006.

9 -	Includes 11,700 restricted shares for which the restrictions fully lapse within 60 days of September 26, 2006.

10 -	Includes 3,333 restricted shares for which the restrictions fully lapse within 60 days of September 26, 2006.

11 -	Includes 1,727 unrestricted shares owned by an IRA account of which Mr. Leeburg has beneficial ownership. Includes 11,700 restricted shares for which the restrictions fully lapse within 60 days of September 26, 2006.

12 -	Includes 3,333 restricted shares for which the restrictions fully lapse within 60 days of September 26, 2006.

13 -	Includes 6,450 restricted shares for which the restrictions fully lapse within 60 days of September 26, 2006.

14 -	Includes 3,333 restricted shares for which the restrictions fully lapse within 60 days of September 26, 2006.

15 -	Includes 11,700 restricted shares for which the restrictions fully lapse within 60 days of September 26, 2006.

16 -	Includes 3,333 restricted shares for which the restrictions fully lapse within 60 days of September 26, 2006.

17 -	Includes 11,700 restricted shares for which the restrictions fully lapse within 60 days of September 26, 2006.

18 -	Includes no restricted shares for which the restrictions fully lapse within 60 days of September 26, 2006.

19 -	Includes 4,000 non-qualified stock options, with an exercise price of $4.42 per share, for which the restrictions fully lapse within 60 days of September 26, 2006.

20 -	Includes 5,000 restricted shares and 4,000 non-qualified stock options, with an exercise price of $4.42 per share, for which the restrictions fully lapse within 60 days of September 26, 2006.

Information with regard to Restricted Stock Awards held by Officers at September 18, 2006

The Company’s restricted stock grants have been made under the terms of its Amended & Restated Omnibus Incentive Plan. Upon the making of a grant, the receiving employee (or director) has legal title to the stock for the purposes of voting the shares and receiving dividends on the shares, if any. The grants provide for a time-based “vesting” period during which the employee bears a substantial risk of “forfeiture” should he not remain employed by or associated with the Company. This risk of forfeiture allows the holder to electively choose to file a timely “83b election” with the IRS and pay income and employment taxes on the value of the grant at the time of the making of the grant. Should the employee not make a timely 83b election, he shall be taxed upon the then current value of the shares at the time the shares in the grant vest. Upon vesting of the stock in a grant, the employee no longer risks losing the shares should he subsequently leave the employ of the Company. However should he remain an executive officer or other Section 16 insider after the vesting event, he continues to have restrictions imposed on him with regard to the sale or other disposition of the shares by both the Company and by various “insider trading” rules imposed upon Section 16 insiders of public companies.

Name	Shares of Restricted Stock Held at September 18, 2006 (1)	Restricted Stock Held ($ value at September 18, 2006) (2)	Schedule of Lapse of Restrictions
			Fiscal Year 2007	Fiscal Year 2008
Kenneth Brizel	12,500	$42,000	12,500	—
James Magos	12,500	$42,000	7,500	—
Edward Patton	5,000	$16,800	5,000	—

Notes:

(1)	Restricted Stock Held is stock for which the vesting conditions have not yet been met as of September 18, 2006 pursuant to the agreements under which they are granted by the Compensation Committee of the Board of Directors.

(2)	Valued at the September 18, 2006 closing price of the Company’s common stock on the Nasdaq Stock Market ($3.36 per share) without discount for lack of marketability.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires the Company’s executive officers and directors and persons who own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the SEC and furnish copies of such reports to the Company. The SEC has also designated specific due dates for such reports and the Company must identify in this Proxy Statement those persons who did not properly file such reports when due. To the best of the Company’s knowledge, all required filings in fiscal year 2006 were properly made in a timely fashion except that Kenneth Brizel, Dorothy Cipolla and James Gaynor each had one late report for a single Section 16(a) reporting transaction. In making the above statements, the Company has relied solely on its review of copies of the reports furnished to the Company and written representations from certain reporting persons.

EXECUTIVE COMPENSATION

The following table sets forth certain compensation awarded to, earned by or paid to (i) the Chief Executive Officer, (ii) the four of the other most highly compensated executive officers of the Company serving as executive officers at the end of fiscal year 2006, and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to clauses (i) and (ii) above but for the fact that the individual was not serving as an executive officer of the Company as of the end of fiscal year 2006, for services rendered in executive officer capacities to the Company during fiscal years 2006, 2005 and 2004;

Summary Compensation Table

Name and Position	Fiscal Year			Long-Term Compensation		All Other Compensation ($)
		Annual Compensation*		Awards
		Salary ($)	Bonus ($)	Restricted Stock Awards ($ value at date of grant)	Securities Underlying Options/ SARs (#)
Kenneth Brizel, Chief Executive Officer and President (a)	2006 2005 2004	275,000 262,484 263,006	— 50,000 101,000	— — 59,000	— — —	— 204,541 45,147
James Magos Senior Vice President of Sales & Marketing (b)	2006 2005 2004	180,310 151,290 126,615	— 20,750 3,000	— — 38,250	5,214 4,000 —	30,108 72,953 27,000
Robert Burrows Former Chief Financial Officer & Secretary (c)	2006 2005 2004	95,932 34,615 —	— — —	— 45,300 —	4516 — —	— — —
Edward Patton Vice President of Marketing (d)	2006 2005 2004	114,400 115,500 111,523	— 6,750 3,000	— 22,100 —	5,214 4,000 —	14,278 5,234 5,808
Robert Reichert Former Vice President of Operations (e)	2006 2005 2004	135,924 124,482 33,654	— — —	— — 54,150	5,214 4,000 —	14,278 19,876 —
Dorothy M. Cipolla Chief Financial Officer, Treasurer & Secretary (f)	2006 2005 2004	45,577 — —	— — —	— — —	15,000 — —	66,840 — —
Joe Wu President – China Operations (g)	2006 2005 2004	100,962 — —	10,000 — —	— — —	15,000 — —	19,380 — —

Notes:

*

Other Annual Compensation, as defined by SEC rules, is not reported in this table due to all individuals except Mr. Magos qualifying under the applicable de minimis rule for all periods presented. The de minimis rule does not require reporting of perquisites and other compensation that totals lesser of $50,000 or 10% of the sum of the individual’s total of salary and bonus. In the case of Mr. Magos, his Other Annual Compensation for fiscal years 2006, 2005 and 2004 were

$15,754, $15,916 and $13,532 respectively. The nature of these compensatory items include the Company’s matching of elective employee 401(k) deferrals, the Company’s contribution toward the premium cost for employee and dependent medical, dental, life and disability income insurances, and in the case of Mr. Magos, a taxable automobile allowance.

(a)	Mr. Brizel’s All Other Compensation includes the taxable value of restricted stock upon vesting of $167,094 and $35,063 in 2005 and 2004, respectively. Other amounts in 2005 and 2004 are relocation-related.

(b)	The Company employed Mr. Magos in August 2003 in the stated capacity. Accordingly, the compensation figures indicated for 2004 do not represent a full year’s compensation. Mr. Magos’ salary included $35,310 of commissions. Mr. Magos’ All Other Compensation represents the taxable value of restricted stock upon vesting of $14,278, $35,453 in 2006 and 2005, respectively, taxable payments that reflect performance against goals for long-term sales contracts and current sales bookings. See also the note above indicated by the asterisk.

(c)	The Company employed Mr. Burrows in March 2005 in the stated capacity. Accordingly, the compensation figures indicated for 2005 do not represent a full year’s compensation. Mr. Burrows resigned February 8, 2006.

(d)	Mr. Patton was promoted to the stated capacity in January 2003. Therefore compensation information shown is for the full 2004 and 2003 fiscal years. Mr. Patton’s All Other Compensation for 2005 and 2004 is the taxable value of restricted stock upon vesting.

(e)	The Company employed Mr. Reichert in March 2004 in the stated capacity. Accordingly, the compensation figures indicated for 2004 do not represent a full year’s compensation. Mr. Reichert’s All Other Compensation includes the taxable value of restricted stock upon vesting of $14,278 and $11,850 for 2006 and 2005, respectively. Other amounts in 2005 are relocation-related. Mr. Reichert left the company May 2006.

(f)	The Company employed Ms. Cipolla in February 2006 in the stated capacity. Accordingly, the compensation figures indicated for 2006 do not represent a full year’s compensation.

(g)	The Company employed Mr. Wu in September 2005 in the stated capacity. Accordingly, the compensation figures indicated for 2006 do not represent a full year’s compensation.

See the table on page 18 entitled Information with regard to Restricted Stock Awards held by the executive officers named in this Summary Compensation Table.

Stock Option Grants Table

The following table provides the specified information concerning grants of options to purchase shares of the Company’s common stock made during fiscal year 2006 to the executive officers named in the Summary Compensation Table above:

	Individual Grants in 2006					Grant Date Value (1)
Name of Executive	Number of Securities Underlying Options Granted	Note	% of Total Options Granted to Employees	Exercise Price Per Share	Expiration Date	Grant Date Present Value
James Magos	5,214	2	6.54%	$2.80-$4.88	8/5/2016 - 1/27/2016	$14,292
Edward Patton	5,214	2	6.54%	$2.80-$4.88	8/5/2016 - 1/27/2016	$14,292
Robert Reichert	5,214	2, 3	6.54%	$2.80-$4.88	8/5/2016 - 1/27/2016	$14,292
Kenneth Brizel	—		—	—		—
Robert Burrows	—	3	—	—		—
Dorothy Cipolla	15,000	4	18.83%	$4.53	2/28/2016	66,840
Joe Wu	15,000	5	18.83%	$2.41	11/10/2015	19,380

(1)	These estimated hypothetical values are based on a Black-Scholes option pricing model in accordance with SEC rules. We used the following assumptions in estimating these values: potential option term, 3 years; risk-free rate of return, 4.4% – 4.55%; expected volatility, 72%–156%; and expected dividend yield, 0%.

(2)	All of the options granted vest and become exercisable on August 5, 2008 and October 20, 2008, provided the executive officer is continuously employed by the Company to August 5, 2008 and October 20, 2008.

(3)	The executive officer is no longer employed by the Company. The option grants were forfeited.

(4)	All of the options granted vest and become exercisable on February 28, 2008, provided the executive officer is continuously employed by the Company to February 28, 2008.

(5)	All of the options granted vest and become exercisable on November 10, 2008, provided the executive officer is continuously employed by the Company to November 10, 2008.

Aggregated Option Exercises and 2006 Fiscal Year-End Option Value Table

The following table provides the specified information concerning exercises of options to purchase shares of the Company’s common stock during the fiscal year 2006, and unexercised options held as of June 30, 2006, by the executive officers named in the Summary Compensation Table above:

Name of Executive	Exercised in 2006		Unexercised at June 30, 2006
	Number of Shares Acquired Upon Exercise of Options	$ Value Realized	Number of Shares Underlying Unexercised Options		Value of Unexercised In-the-Money Options[1]
			Exercisable	Unexercisable	Exercisable	Unexercisable
James Magos	—	—	4,000	5,214	—	$4,050
Edward Patton	—	—	4,000	5,214	—	$4,050
Robert Reichert(2)	—	—	4,000	5,214	—	$4,050
Kenneth Brizel	—	—	—	—	—	$—
Robert Burrows(2)	—	—	—	—	—	$—
Dorothy Cipolla	—	—	—	15,000	—	$—
Joe Wu	—	—	—	15,000	—	$24,750

(1)	Option values are based upon the difference between the grant prices of all options awarded in 2006 and the June 30, 2006 closing price for the Company’s stock of $4.06 per share.

(2)	The executive officer is no longer employed by the Company. The option grants have been forfeited.

Compensation of Directors

In early fiscal year 2005, the Compensation Committee reconsidered the structure of Board compensation due to the additional demands and responsibilities imposed on non-employee directors, particularly regarding legal compliance and regulatory matters, and to compensate directors who serve in the roles of Chairman of the Board or Committee Chairmen for the fact that they are expected to be available for and will expend more effort in their respective matters overseeing the legal and business affairs of the Company on behalf of stockholders.

For fiscal year 2005 and beyond, all non-employee members of the Board of Directors will receive a retainer of $2,000 per month, paid quarterly. There will be no meeting attendance fees paid unless, by action of the Board of Directors, such fees are deemed advisable due to a special project or other effort requiring extra-normal commitment of time and effort. Additionally, the following fees will be paid to the Chairman of the Board and Committee Chairmen on a quarterly basis for their responsibilities overseeing their respective functions:

Chairman of the Board	$15,000
Audit Committee Chairman	$2,000
Compensation Committee Chairman	$1,000
Finance Committee Chairman	$1,000
Technical Advisory Board Chairman	$500

All directors are eligible to receive equity incentives under the Company’s Omnibus Plan, including stock options, restricted stock awards or units. In fiscal year 2006, the following directors received grants under the Company’s Omnibus Plan:

Name of Director	Restricted Stock Units	Grant Date	Grant Price Per Share	Stock Options	Grant Date	Grant Price Per Share
	Number of Units Granted			Number of Units Granted
Dr. Steve Brueck	10,000	11/10/2005	$2.41	6,100	11/10/2005	$2.41
Robert Bruggeworth	10,000	11/10/2005	$2.41	6,100	11/10/2005	$2.41
Sohail Khan	10,000	11/10/2005	$2.41	6,100	11/10/2005	$2.41
Louis Leeburg	10,000	11/10/2005	$2.41	6,100	11/10/2005	$2.41
Robert Ripp	10,000	11/10/2005	$2.41	6,100	11/10/2005	$2.41
Gary Silverman	10,000	11/10/2005	$2.41	6,100	11/10/2005	$2.41

	60,000			36,600

Employment Agreements

Pursuant to a letter agreement (“Brizel Letter”) between the Company and Mr. Brizel in accordance with his agreement to serve as the Company’s President and Chief Executive Officer, Mr. Brizel earns an annual salary of $260,000. In addition, Mr. Brizel was eligible for a sign-on bonus equal to $100,000, paid upon service milestones. The sign-on bonus was paid as follows: $25,000 in October 2002, $25,000 in July 2003 and $50,000 in January 2004. He is also eligible for additional performance-based bonuses up to 50% of his salary, subject to approval of the Compensation Committee of the Board of Directors. In fiscal year 2004, he was paid $26,000 of such performance-based bonus reflecting his success in consolidating the operations of the Company into one location and significantly reducing costs. In early fiscal year 2005, Mr. Brizel was paid a $50,000 bonus against fiscal 2004 goal achievement. No bonus was paid toward fiscal 2005 or 2006 goal achievement.

In accordance with the Brizel Letter, he was also granted long-term equity incentives in the form of (a) a stock option to purchase 37,500 shares of the Company’s common stock, which was subsequently exchanged for a restricted stock award for 18,750 restricted shares under the Realignment Program (discussed below) and (b) a restricted stock award for 12,500 shares. Subsequent to his first full year as the Company’s Chief Executive Officer, Mr. Brizel was awarded a restricted stock grant (in fiscal year 2004) for 25,000 shares in recognition of his achievements in meeting his goals during his first year of employment.

Mr. Brizel, along with all other executive officers, is an at-will employee of the Company, meaning that his employment is for an indefinite duration and could be terminated at any time. Nonetheless, the Company has agreed that in the event of a change in control of the Company whereby Mr. Brizel’s employment is terminated without cause, he would be entitled to receive one and a half times his annual base salary.

Change of Control Agreements

The Company has agreed that in the event of a change in control of the Company whereby Mr. Brizel’s employment is terminated without cause, he would be entitled to receive one and a half times his annual base salary. The Company has agreements with other executive officers that they would be entitled to three months severance in the event of a change of control.

Certain Relationships And Related Transactions

During the fiscal years ended June 30, 2005 and 2004, the law firm in which James L. Adler, Jr. was a partner, Squire Sanders & Dempsey L.L.P., provided legal services to the Company for which the Company paid approximately $35,000 and $38,000, respectively. Mr. Adler was a director of the Company through February 2005 and does not beneficially own more than 1% of the Company’s outstanding common stock.

In September 2003, Robert Ripp, the Company’s Chairman provided an unsecured line of credit to the Company to enable it to borrow up to $300,000 on or before September 30, 2004. Any outstanding balances and accrued interest were to be fully due and payable on September 30, 2004. The interest rate is 5% per annum on any funded balances outstanding. No funds were borrowed under this line of credit and it was not renewed upon its expiration. In connection with this line of credit, Mr. Ripp was issued a warrant to purchase 100,000 shares of Common Stock, which is exercisable until September 30, 2013. The exercise price to acquire the shares underlying the warrant is $3.20 per share.

The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. In addition, ongoing and future transactions with affiliates will be on terms no less favorable to the Company than may be obtained from third parties.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following is a report of the Compensation Committee of the Board of Directors (the “Committee”) describing the current compensation policies of the Company. The Committee is responsible for establishing and monitoring the general compensation policies and compensation plans of the Company, as well as the specific compensation levels for executive officers. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

General Compensation Policy

The Company’s compensation policy is designed to attract and retain qualified key executives critical to the Company’s achievement of reaching profitability and positive cash flow, and subsequently, its growth and long-term success. It is the objective of the Committee to have a portion of each executive’s compensation contingent upon the Company’s performance as well as upon the individual’s personal performance. Accordingly, each executive officer’s compensation package is comprised of three elements: (i) base salary, which reflects individual performance and expertise, (ii) variable current bonus awards payable in cash and tied to the achievement of certain performance goals that the Committee establishes from time to time for the Company and (iii) long-term, stock-based incentive awards.

In certain periods, the compensation of executives is also affected by internal conditions of the Company and the external market position of the Company. A more detailed description of the factors that the Board considers in establishing the components of base salary, bonus programs and long-term incentive compensation for executives’ compensation packages is included below.

Base Salary

The level of base salary of executive officers is established primarily on the basis of the individual’s qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete with the Company for business and executive talent, and the incentives necessary to attract and retain qualified management. Base salary is set each year to take into account the individual’s performance and to maintain a competitive salary structure.

Bonus Programs

Bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and the Company’s success in achieving specific Company-wide goals. In fiscal year 2005 and 2006, the Company-wide goals included revenue levels, gross margin levels, and cash flow from operations. Stock options awarded to named executive officers, not including the CEO, against fiscal year 2005 goal achievement aggregated a total of 12,856 shares. The options were granted on August 5, 2005 with an exercise price of $2.80 per share and a three-year vesting period. Restricted stock units aware to named executive officers against the 2006 goal achievement aggregated a total of 10,000 shares. The restricted stock units were awarded on August 3, 2006 at a value of $3.79 per share.

In fiscal year 2007, the bonus program will be similarly structured with Company-wide goals including the same performance measures. Each executive officer will have a total available bonus opportunity that will not exceed approximately 50% of his or her respective base salary (will vary by individual).

Long-Term Incentive Compensation

Long-term equity incentive compensation is granted to executive officers and certain others generally in the form of restricted stock instruments designed to give the recipient the opportunity to obtain an equity stake in the Company and thereby attract and retain such executive officers. Factors considered in making such awards include the individual’s position in the Company, his or her performance and responsibilities, and industry practices. Existing levels of stock ownership are taken into consideration when determining the amount, if any, of such grants of restricted stock instruments. The Company believes that its long-term equity incentive program is important to its ability to attract, retain and motivate executive officers.

The only restricted stock incentives issued in fiscal year 2006 to executive officers, were made to Mr. Patton and Mr. Robert Burrows to the Company. In fiscal year 2007, the Committee anticipates that equity incentives may be made available to executive officers generally not to exceed 25% of base salary.

Compensation of the Chief Executive Officer

In July 2002, Kenneth Brizel joined the Company as President and Chief Executive Officer. Since his employment by the Company, Mr. Brizel has earned an annual salary of $260,000. As part of his hiring, he was eligible for a sign-on bonus of $100,000 based on service as follows: $25,000 paid in October 2002, $25,000 paid in July 2003, and $50,000 paid in January 2004. Additional performance-based bonuses will be based upon Committee recommended and Board approved milestones and can be up to 50% of base salary. In early fiscal year 2004, Mr. Brizel was paid a $26,000 performance-based bonus for his success in consolidating the operations of the Company into one location and significantly reducing costs.

Upon hire, Mr. Brizel was granted a long-term equity incentive in the form of a stock option to purchase 37,500 shares of the Company’s common stock. Subsequently this option was exchanged for a restricted stock award under the Realignment Program (described above) for 18,750 restricted shares. Also at hire, he was granted a restricted stock award for 12,500 shares.

Mr. Brizel was further awarded a restricted stock grant in August 2003 (fiscal year 2004) for 25,000 shares in recognition of his achievement toward meeting his goals during his first year of employment.

In early fiscal year 2005, Mr. Brizel was paid a $50,000 bonus against fiscal 2004 goal achievement. No bonus was paid toward fiscal 2005 goal achievement.

The Committee determines the base salary and bonus compensation to be paid to the President and Chief Executive Officer by evaluating a number of factors including competitive market compensation levels of executives of comparable companies as well as other subjective factors the Committee determines be applicable. The total compensation of the President and Chief Executive Officer is intended to reflect the extent of the officer’s policy and decision-making authority and the officer’s level of responsibility with respect to the strategic direction and financial and operational results of the Company. For fiscal year 2006, the goals for the President and Chief Executive Officer primarily relate to achieving positive cash flow from operations and profitability while developing and executing the Company’s revenue growth plans. For fiscal year 2007, with the business realigned, the Committee established specific goals for the President and Chief Executive Officer relating to revenue levels, gross margin levels, and cash flow from operations.

Deductibility of Executive Compensation

The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code, which disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the “performance-based” exception to Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be substantially below $1 million, the Committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Committee’s policy to qualify, to the extent reasonable and practicable, its executive officers’ compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

Compensation Committee Interlocks and Insider Participation

Mr. James L. Adler, Jr., a member of the Company’s Compensation Committee through February 2005, has been a partner in the law firm of Squire Sanders & Dempsey L.L.P. during fiscal years 2005 and 2004, during which said law firm provided legal services to the Company for which the Company paid approximately $35,000 and $38,000, respectively. The Company replaced Squire Sanders & Dempsey L.L.P. as its primary external counsel in November 2003. Mr. Adler does not beneficially own more than 1% of the Company’s outstanding common stock and is not an officer of the Company.

In September 2003, Robert Ripp, the Company’s Chairman and member of the Company’s Compensation Committee, provided an unsecured line of credit to the Company to enable it to borrow up to $300,000 on or before September 30, 2004. Any outstanding balances and accrued interest were to be fully due and payable on September 30, 2004. The interest rate is 5% per annum on any funded balances outstanding. No funds were borrowed under this line of credit and it was not renewed upon its expiration. In connection with this line of credit, Mr. Ripp was issued a warrant to purchase 100,000 shares of Common Stock, which is exercisable until September 30, 2013. The exercise price to acquire the shares underlying the warrant is $3.20 per share.

Compensation Committee:

Robert Ripp

Gary Silverman

Sohail Khan

STOCK PERFORMANCE GRAPH

The following graph provides a comparison of LightPath’s cumulative total stockholder return with the performance of the Nasdaq Stock Market (U.S.) Index and the Nasdaq Electronic Components Stock Index as a published industry or line-of-business index. The following graph assumes the investment of $100 on June 30, 2001 in LightPath Common Stock. The Nasdaq Stock Market (U.S.) Index’s and the Nasdaq Electronic Components Stock Index’s returns assume reinvestment of stock and cash dividends.

Comparison of 5 Year Cumulative Total Returns*

Among LightPath Technologies, Inc., the Nasdaq Stock Market (U.S.) Index

And the NASDAQ Electronic Components Stock Index

	Jun-01	Jun-02	Jun-03	Jun-04	Jun-05	Jun-06
LightPath Technologies, Inc.	100	10	32	69	34	46
Nasdaq Stock Market (U.S.) Index	100	68	76	95	96	102
Nasdaq Electronic Components Stock Index	100	61	68	91	78	75

*	$100 invested on June 30, 2001 in the Company’s common stock or the indices presented, including reinvestment of dividends. Dates are for fiscal years ending June 30.

Equity Compensation Plan Information

The following table sets forth as of June 30, 2006, the end of the Company’s most recent fiscal year, information regarding (i) all compensation plans previously approved by the stockholders and (ii) all compensation plans not previously approved by the stockholders:

Equity Compensation Plans

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise and grant price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	360,894	$10.31	224,394
Equity compensation plans not approved by security holders	5,000	3.20	—

Total	365,894	$10.21	224,394

(1)	The Company issued stock options not in a qualified plan. In 2003, a substantial number of those options were cancelled and replaced with restricted stock award grants under the Plan.

OTHER BUSINESS

The Board of Directors is not aware of any other business to be considered or acted upon at the Annual Meeting of stockholders other than that for which notice is provided in this Proxy Statement and the accompanying notice. In the event any other matters properly come before the Annual Meeting, it is expected that the shares represented by proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

2006 ANNUAL REPORT ON FORM 10-K

Copies of the Company’s Annual Report for 2006, which contains the Company’s Form 10-K for the fiscal year ended June 30, 2006, and consolidated financial statements, as filed with the Securities and Exchange Commission, have been included in this mailing. Additional copies may be obtained without charge to stockholders upon written request to Investor Relations at 2603 Challenger Tech Court, Suite 100, Orlando, Florida USA 32826. In addition, copies of this document, the Form 10-K and all other documents filed electronically by the Company may be reviewed and printed from the SEC’s website at: http://www.sec.gov.

By Order of the Board of Directors,

Kenneth Brizel
Chief Executive Officer Orlando, Florida September 27, 2006

PROXY

ANNUAL MEETING OF STOCKHOLDERS

LIGHTPATH TECHNOLOGIES, INC.

October 27, 2006

This Proxy is solicited and proposed by the Board of Directors of LightPath Technologies, Inc.,

which unanimously recommends that you vote in favor of all proposals.

The undersigned hereby appoints Robert Ripp and Kenneth Brizel (the “Proxies”) and each of them, jointly and severally, with power of substitution, to vote on the following matters, which may properly come before the Annual Meeting of Stockholders of LightPath Technologies, Inc. to be held on October 27, 2006, or any adjournment or postponement thereof. The Proxies shall cast votes according to the number of shares of common stock of the Company which the undersigned may be entitled to vote with respect to the proposal set forth below, in accordance with the specification indicated, if any, and shall have all the powers which the undersigned would possess if personally present. The undersigned hereby revokes any prior proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said Proxies, or any of them, may lawfully do by virtue hereof and thereof.

(1)	Proposal No. 1: To approve the election of Class II Directors: Nominees are Sohail Khan, Kenneth Brizel and Steven Brueck

☐    FOR                ☐    WITHHOLD AUTHORITY to vote for the following nominees:

_______________________________
__________________________
_____________________

_______________________________
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In his/her discretion, the proxies are authorized to vote on such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

☐	If you plan to attend the Annual Meeting, please check here

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED ‘FOR’ ALL PROPOSALS.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company and the Proxy Statement dated September 27, 2006 and a copy of the Company’s Annual Report on Form 10-K.

__________________________________________________ ______	Date:	_____________________

__________________________________________________ ______	Date:	_____________________
Signatures of Stockholder(s)

NOTE: Signature should agree with name on stock certificate as printed hereon. Executors, administrators, trustees and other fiduciaries should so indicate when signing.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING

THE ENCLOSED POSTAGE PAID ENVELOPE THANK YOU